POWER OF ATTORNEY
       Know all by these presents, that the undersigned hereby constitutes and appoints the individuals named on Schedule A attached hereto and as may be amended from time to time, or any of them signing singly, with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:
    1. prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a
Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the
Securities Exchange Act of 1934, as amended (the "Act"), Rule 13d-1 of the Act, or any other  rule or regulation of the SEC;
    2. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or stockholder of Quality Systems, Inc., a
California Corporation (the "Company"), Forms 3, 4 and 5 in accordance with
Section 16(a) of the Act and the rules thereunder, Schedules 13D and 13G in accordance with Rule 13d-1 of the Act, and any other forms or reports the undersigned's may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company;
    3. do and perform any and all acts for and on behalf of the undersigned's which may be necessary or desirable to (i) complete and execute any such Form 3,
Form 4, Form 5, Schedule 13D, Schedule 13G or other forms or reports the undersigned's may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company, (ii)
complete and execute any amendment or amendments thereto, and (iii) timely file such forms or reports with the SEC and any stock exchange or similar authority;
and
    4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act, Rule 13d-1 of the Act, or any other rule or regulation of the SEC.
       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports required by the Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact and the Company.
       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of
October 23, 2018.
____________________________________________
David A. Metcalfe

Schedule A

1. Jeffrey D. Linton
2. James W. Sytsma
3. James R. Arnold
4. David Ahmadzai